UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

ASSISTED LIVING CONCEPTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	93-1148702
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1394 Empire Central, Suite 900
Dallas, Texas	75247
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [X]

Securities Act registration statement file number to which this form relates: None.

Securities to be registered pursuant to Section 12(g) of the Act:

Rights to Purchase Series A Junior Participating Preferred Stock

(Title of class)

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ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
ITEM 2. EXHIBITS.
Signature
INDEX OF EXHIBITS

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

     Reference is hereby made to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 5, 2004 by Assisted Living Concepts, Inc., a Nevada corporation (the “Company”), relating to the rights distributed to the shareholders of the Company (the “Rights”) in connection with the Rights Agreement (the “Rights Agreement”), effective as of October 1, 2004, between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”).

     The Company and the Rights Agent have executed the First Amendment to Rights Agreement, dated as of November 4, 2004 (the “First Amendment”). The First Amendment amends the Rights Agreement to generally provide that (i) no Share Acquisition Date, Triggering Event or Distribution Date shall be deemed to have occurred under the Rights Agreement, and (ii) neither Extendicare Health Services, Inc., a Delaware corporation (“Parent”), nor Alpha Acquisition, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (“Acquisition”), shall be, become or be deemed an Acquiring Person under the Rights Agreement, in each case solely by reason of the execution and delivery of, or the consummation of the transactions contemplated by, the Plan of Merger and Acquisition Agreement dated as of November 4, 2004, and any amendments thereto, (the “Merger Agreement”) by and among the Company, Parent and Acquisition, and any agreements, documents or instruments executed or entered into by the Company and Parent or Acquisition in connection with the Merger Agreement.

     The preceding summary of the principal terms of the First Amendment is a general description only and is subject to the detailed terms and conditions of the First Amendment, which is incorporated herein by reference to Exhibit 4.3 to this Registration Statement on Form 8-A/A.

ITEM 2. EXHIBITS.

     The following exhibits to this Registration Statement on Form 8-A/A are either filed herewith or are incorporated by reference from the documents specified, which documents have been filed with the Securities and Exchange Commission.

Exhibit Number	Description of Exhibit
4.3	First Amendment to Rights Agreement, dated as of November 4, 2004, by and between the Company and the Rights Agent (incorporated by reference to Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed on November 10, 2004).

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Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ASSISTED LIVING CONCEPTS, INC.

By:	/s/ Edward A. Barnes

Edward A. Barnes Senior Vice President, Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer

Date: November 12, 2004

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INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit
4.3	First Amendment to Rights Agreement, dated as of November 4, 2004, by and between the Company and the Rights Agent (incorporated by reference to Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed on November 10, 2004).

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